UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

Seventy Seven Energy Inc.

(Exact name of Registrant as specified in its Charter)

Oklahoma	001-36354	45-3338422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

777 N.W. 63rd Street, Oklahoma City, Oklahoma	73116
(Address of principal executive offices)	(Zip Code)

(405) 608-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2014, Chesapeake Energy Corporation (“Chesapeake”) completed the previously announced spin-off of its oilfield services business (the “Spin-off”), formerly operating as Chesapeake Oilfield Operating, L.L.C. (“COO”), into a stand-alone, publicly traded company named Seventy Seven Energy Inc. (“SSE”). To effect the Spin-off, Chesapeake distributed to its stockholders one share of common stock of SSE for every fourteen shares of Chesapeake common stock outstanding as of 5:00 p.m. New York City time on June 19, 2014, the record date for the distribution.

In connection with the Spin-off, COO and/or its affiliates entered into definitive agreements with Chesapeake and/or its affiliates that, among other things, set forth the terms and conditions of the Spin-off and provide a framework for SSE’s relationship with Chesapeake after the Spin-off, including a Master Separation Agreement (the “ Master Separation Agreement”), a Tax Sharing Agreement (the “Tax Sharing Agreement”), an Employee Matters Agreement (the “Employee Matters Agreement”) and a Transition Services Agreement (the “Transition Services Agreement”). Descriptions of these and other definitive agreements entered into in connection with the Spin-off are included below.

Master Separation Agreement

On June 25, 2014, COO entered into the Master Separation Agreement with Chesapeake, which sets forth the agreements between SSE and Chesapeake regarding the principal transactions necessary to effect the Spin-off. The Master Separation Agreement also sets forth other agreements that govern certain aspects of SSE’s relationship with Chesapeake after the completion of the Spin-off. The foregoing description of the Master Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Master Separation Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Tax Sharing Agreement

On June 25, 2014, COO entered into a Tax Sharing Agreement with Chesapeake, which governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. The foregoing description of the Tax Sharing Agreement is not complete and is qualified in its entirety by reference to the full text of the Tax Sharing Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Employee Matters Agreement

On June 25, 2014, COO entered into an Employee Matters Agreement with Chesapeake, which allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the Spin-off, including the treatment of holders of Chesapeake stock options, restricted stock, restricted stock units and performance share units, and cooperation between COO and Chesapeake in the sharing of employee information and maintenance of confidentiality. The foregoing description of the Employee Matters Agreement is not complete and is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Transition Services Agreement

On June 25, 2014, COO entered into a Transition Services Agreement with Chesapeake, in which Chesapeake agreed to provide various administrative services and assets to COO for specified periods, including (i) marketing and corporate communication services, (ii) human resources services, (iii) information technology services, (iv) security services, (v) risk management services, (vi) tax services, (vii) HSE services, (viii) maintenance services, (ix) internal audit services, (x) accounting services, (xi) treasury services; and (xii) certain other services specified in the agreement. The foregoing description of the Transition Services Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

New Services Agreement

On June 25, 2014, Performance Technologies, L.L.C., a wholly owned subsidiary of COO (“PTL”), entered into a new services agreement with Chesapeake Operating, Inc. governing its provision of hydraulic fracturing services for Chesapeake following the Spin-off (the “New Services Agreement”). The New Services Agreement became effective on July 1, 2014 and has a three-year term. Under the New Services Agreement, Chesapeake is required to utilize the lesser of (i) seven, five and three of PTL’s pressure pumping crews in years one, two and three of the agreement, respectively, or (ii) fifty percent (50%) of the total number of all pressure pumping crews working for Chesapeake in all its operating regions during the respective year. Chesapeake is also required to utilize PTL’s pressure pumping services for a minimum number of stages as set forth in the agreement. Chesapeake is entitled to terminate the agreement in certain specified situations. The foregoing description of the New Services Agreement is not complete and is qualified in its entirety by reference to the full text of the New Services Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Term Loan Credit Agreement

On June 25, 2014, Seventy Seven Operating LLC, a wholly owned subsidiary of SSE (“SSO”), entered into a new term loan B credit agreement (the “Term Loan Credit Agreement”), by and among SSO, COO, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent. The Term Loan Credit Agreement provides for term loan B borrowings in an amount not to exceed $400,000,000, which amount may be increased by (a) $100,000,000 or (b) an amount such that upon the incurrence thereof, the ratio of consolidated debt to EBITDA is equal to 3.5 to 1.0 or less, with a 7-year term.

Borrowings under the Term Loan Credit Agreement bear interest at an interest rate, at SSO’s option, equal to either: (a) the Base Rate, which is calculated as the greatest of (1) the Bank of America, N.A. prime rate, (2) the federal funds rate plus 0.50% and (3) a one-month LIBOR rate adjusted daily plus 1.00% or (b) the greater of 0.75% or LIBOR, plus, in each case, an applicable margin. The applicable margin for borrowings is 2.00% for Base Rate loans and 3.00% for LIBOR loans, depending on whether the Base Rate or LIBOR is used, provided that if and for so long as the leverage ratio is less than a certain level and the term loans have certain ratings from each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Rating Services (“S&P”), such margins will be reduced by 0.25%. The term loans under the Term Loan Credit Agreement are repayable in equal consecutive quarterly installments equal to 0.25% (1.00% per annum) of the original principal amount of the Term Loan Credit Agreement.

Obligations under the Term Loan Credit Agreement are guaranteed jointly and severally by SSE and all of SSO’s present and future direct and indirect wholly-owned material domestic subsidiaries, other than certain excluded subsidiaries. Amounts borrowed under the Term Loan Credit Agreement are secured by liens on all of SSE’s equity interests and that of its current and future subsidiaries, and all of SSE’s and its subsidiaries’ present and future real property, equipment (including drilling rigs and frac spread equipment), fixtures and other fixed assets.

SSO may prepay all or a portion of the Term Loan Credit Agreement at any time, subject to a 1.00% principal premium on the repayment of principal pursuant to a refinancing within six months after the closing date. Borrowings under the Term Loan Credit Agreement may be subject to mandatory prepayments with the net cash proceeds of certain issuances of debt, certain asset sales and other dispositions and certain condemnation events, and with excess cash flow in any calendar year in which SSO’s leverage ratio exceeds 3.25 to 1.00.

The Term Loan Credit Agreement includes negative covenants that, subject to exceptions, limit SSE’s and each of its subsidiaries’ ability to, among other things:

•	incur, assume or permit to exist additional indebtedness, guarantees and other contingent obligations;

•	incur liens;

•	pay certain dividends or make other distributions;

•	engage in transactions with affiliates;

•	make certain loans and investments; and

•	consolidate, merge or sell assets.

The Term Loan Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default, including, among other things, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to material indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the Term Loan Credit Agreement to be in force and effect and change of control. If an event of default occurs, the administrative agent is entitled to take various actions, including the acceleration of amounts due under the Term Loan Credit Agreement and all remedial actions available to a secured creditor.

The proceeds from the Term Loan Credit Agreement were used by SSO to repay and terminate COO’s Existing Credit Facility (as defined below) and to pay costs and expenses incurred in connection with the Term Loan Credit Agreement.

The foregoing description of the Term Loan Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ABL Credit Agreement

On June 25, 2014, Nomac Drilling, L.L.C. (“Nomac”), PTL, Great Plains Oilfield Rental, L.L.C. (“GPOR”), Hodges Trucking Company, L.L.C. (“Hodges”) and Oilfield Trucking Solutions, L.L.C. (“OTS”), all wholly owned subsidiaries of COO, entered into a new Credit Agreement (the “ABL Credit Agreement”), by and among Nomac, PTL, GPOR, Hodges and OTS, as borrowers, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association and Bank of America, N.A., as joint lead arrangers and joint book runners, Bank of America, N.A., as syndication agent, Credit Agricole Corporate and Investment Bank and SunTrust Bank, as co-documentation agents, and the lenders named therein.

All borrowings under the ABL Credit Agreement are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and to a borrowing base which will be based on a percentage of eligible accounts receivable, subject to reserves and other adjustments. Borrowings under the ABL Credit Agreement are guaranteed by each of SSE’s domestic operating subsidiaries with assets included in the borrowing base. All obligations under the ABL Credit Agreement are fully and unconditionally guaranteed jointly and severally by SSO, SSE and all of their present and future direct and indirect material domestic subsidiaries (other than such subsidiaries that are borrowers).

Amounts borrowed under the ABL Credit Agreement are secured by liens on substantially all of the current assets, including inventory, accounts and chattel paper of the borrowers and the guarantors.

The interest rates per annum applicable to loans, other than swingline loans, under the ABL Credit Facility are, at SSO’s option, equal to either: (a) the Base Rate, which is calculated as the greatest of (1) the rate of interest publicly announced by Wells Fargo Bank, National Association, as its “prime rate,” subject to each increase or decrease in such prime rate effective as of the date such change occurs, (2) the federal funds effective rate plus 0.50% and (3) the one month LIBOR Rate, calculated in a manner set forth in the ABL Credit Agreement, plus 1.00%, each of which is subject to an applicable margin, or (b) LIBOR plus an applicable margin. The applicable margin ranges from 0.50% to 1.00% per annum for Base Rate loans and 1.50% to 2.00% per annum for LIBOR loans. Swingline loans bear interest at the Base Rate plus the applicable margin. Until the last day of the first full fiscal quarter after the closing date, the applicable margin shall be 0.75% for Base Rate loans and 1.75% for LIBOR loans. The unused portion of the ABL Credit Agreement is subject to commitment fees of 0.250% to 0.375% per annum, according to average unused amounts. The borrowers are also required to pay customary letter of credit fees closing fees, arrangement fees and agent fees.

All borrowings under the ABL Credit Agreement, including swingline loans and issuances of letters of credit, are subject to a borrowing base. The borrowing base is calculated (subject to certain reserves and other adjustments) as follows:

•	85% of eligible accounts receivable (net of discounts, claims, credits, allowances and sales, excise and similar taxes); plus

•	100% of unrestricted cash and cash equivalents that is held in a deposit or securities account with Wells Fargo Bank, National Association, subject to a control agreement.

Borrowings under the ABL Credit Agreement may be prepaid at any time without penalty or premium, subject to customary breakage and similar costs.

The ABL Credit Agreement contains covenants requiring SSE and its subsidiaries to maintain a minimum fixed charge coverage ratio at any time availability is below a certain threshold and for a certain period of time thereafter. In addition, the ABL Credit Agreement includes negative covenants that, subject to exceptions, limit SSE’s and its subsidiaries’ ability to, among other things:

•	incur, assume or permit to exist additional indebtedness, guarantees and other contingent obligations;

•	incur liens;

•	pay certain dividends or make other distributions;

•	engage in transactions with affiliates;

•	make certain loans and investments; and

•	consolidate, merge or sell assets.

The ABL Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default, including, among other things, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to material indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the ABL Credit Agreement to be in force and effect and change of control. If an event of default occurs, the administrative agent is entitled to take various actions, including the acceleration of amounts due under the ABL Credit Agreement, termination of the commitments under the ABL Credit Agreement and all remedial actions available to a secured creditor.

SSE, SSO and the borrowers used and intend to use the proceeds from the ABL Credit Agreement (i) to pay the costs and expenses in connection with the ABL Credit Agreement, (ii) for working capital expenditures and other general corporate purposes and (iii) for the repayment and termination of the Existing Credit Facility.

The foregoing description of the ABL Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

2019 Notes Indenture

On June 26, 2014, COO, Chesapeake Oilfield Finance, Inc., SSO, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. entered into a supplemental indenture (the “2019 Supplemental Indenture”) to the indenture (as supplemented by the 2019 Supplemental Indenture, the “2019 Indenture”), dated as of October 28, 2011, relating to the $650.0 million 6.625% Senior Notes due 2019 (the “2019 Notes”).

Pursuant to the terms of the 2019 Supplemental Indenture, (i) SSO, as the successor in interest to all of the properties and assets of COO, assumed all obligations of COO under the 2019 Indenture and the 2019 Notes, (ii) COO was released of all obligations under the 2019 Indenture and the 2019 Notes, (iii) Nomac Services, L.L.C. and Compass Manufacturing, L.L.C. were removed as subsidiary guarantors under the 2019 Indenture and the 2019 Notes and (iv) Seventy Seven Land Company LLC was added as a subsidiary guarantor under the 2019 Indenture and the 2019 Notes.

The foregoing summary of the 2019 Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the 2019 Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Offering of 2022 Senior Notes

As previously disclosed, on June 12, 2014, COO entered into a purchase agreement (the “Purchase Agreement”) with the representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), under which COO agreed to sell, and the Initial Purchasers agreed to purchase, $500 million aggregate principal amount of its 6.5% senior notes due 2022 (the “2022 Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The offering closed on June 26, 2014.

The 2022 Notes are governed by an Indenture, dated June 26, 2014 (the “2022 Indenture”), entered into by COO with Wells Fargo Bank, National Association, as trustee. The 2022 Notes will mature on July 15, 2022. Interest on the 2022 Notes is payable semi-annually in arrears on July 15 and January 15 of each year, beginning on January 15, 2015.

On or after July 15, 2017, SSE may redeem all or a part of the 2022 Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, on the 2022 Notes redeemed, to, but not including, the applicable redemption date on such 2022 Notes, if redeemed during the 12-month period beginning on July 15 of the years indicated below, subject to the rights of holders of 2022 Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2017	104.875%

2018	103.250%

2019	101.625%

2020 and thereafter	100.000%

SSE may redeem up to 35% of the 2022 Notes with the net cash proceeds of certain equity offerings at a redemption price of 106.5% of the principal amount, plus accrued and unpaid interest, if any, prior to July 15, 2017, subject to certain conditions. Prior to July 15, 2017, SSE may redeem some or all of the 2022 Notes at a price equal to 100% of the principal amount plus a make-whole premium determined pursuant to a formula set forth in the 2022 Indenture, plus accrued and unpaid interest.

The 2022 Notes are subject to covenants that, among other things, limit SSE’s ability and the ability of certain of its subsidiaries to: (1) sell assets; (2) declare dividends or make distributions on SSE’s equity interests or purchase or redeem SSE’s equity interests; (3) make investments or other specified restricted payments; (4) incur or guarantee additional indebtedness and issue disqualified or preferred equity; (5) create or incur certain liens; (6) enter into agreements that restrict the ability of SSE’s restricted subsidiaries to pay dividends, make intercompany loans or transfer assets to us; (7) effect a merger, consolidation or sale of all or substantially all of SSE’s assets; (8) enter into transactions with affiliates; and (9) designate subsidiaries as unrestricted subsidiaries. The 2022 Notes also have cross default provisions that apply to other indebtedness SSE or certain of its subsidiaries may have from time to time with an outstanding principal amount of $75.0 million or more. If the 2022 Notes achieve an investment grade rating from either Moody’s or S&P, SSE’s obligation to comply with certain of these covenants will be suspended, and if the 2022 Notes achieve an investment grade rating from both Moody’s and S&P, then such covenants will terminate.

On June 26, 2014, COO and the Initial Purchasers entered into a registration rights agreement pursuant to which COO agreed to use commercially reasonable efforts to consummate an exchange offer with respect to the 2022 Notes within 365 days of issuance of the 2022 Notes (the “Exchange Offer”). Under specified circumstances, in lieu of the Exchange Offer, COO agreed to file a shelf registration statement with respect to the 2022 Notes and to use commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the first anniversary of the effective date of such shelf registration statement or the sale pursuant to the shelf registration statement of all of the 2022 Notes. COO agreed to pay additional interest, up to a maximum of 1.0% per annum, if it fails to comply with its obligations to register the exchange or sale of the 2022 Notes within the specified time periods.

The foregoing descriptions of the Indenture, the Notes and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Indenture (including the form of Notes attached as an exhibit thereto) and the Registration Rights Agreement, copies of which are filed as Exhibits 4.2 and 10.7, respectively, to this report and are incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Spin-off, on June 25, 2014, COO terminated its existing Credit Agreement, dated as of November 3, 2011 (as amended, the “Existing Credit Agreement”), among COO, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent. As of March 31, 2014, the Existing Credit Agreement consisted of a $500.0 million credit facility, $464.3 million of which was outstanding as of March 31, 2014. Loans outstanding under the Existing Credit Agreement were previously scheduled to mature on November 3, 2016. A portion of the proceeds from the Term Loan Credit Agreement and the ABL Credit Agreement were used to repay in full all amounts outstanding under the Existing Credit Agreement on the date of termination. A summary of the terms of the Existing Credit Agreement can be found in the section entitled “Description of Material Indebtedness — Existing Credit Facility” in SSE’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on June 16, 2014, as amended, and declared effective on June 17, 2014, and is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Term Loan Credit Agreement, ABL Credit Agreement and the offering of the 2022 Notes included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2014, COO and COS Holdings, LLC, COO’s sole shareholder, approved and adopted, and on June 27, 2014, the board of directors of SSE ratified, the Seventy Seven Energy Inc. 2014 Incentive Plan (the “Incentive Plan”) for employees, non-employee directors and consultants of SSE and its affiliates, effective as of the Spin-off. Awards that may be granted under the Incentive Plan consist of the following: stock options, restricted stock, performance awards, restricted stock units, stock appreciation rights, cash awards, dividend equivalents, and other stock-based awards. The Incentive Plan limits the number of shares that may be delivered pursuant to awards to 8,400,000 shares of SSE common stock. The Incentive Plan will be administered by the compensation committee of the board of directors of SSE or a successor committee appointed by the board (provided that director awards will be granted by the board of directors).

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Incentive Plan, which is filed as Exhibit 10.8 to this Form 8-K and is incorporated into this Item 5.02 by reference.

Item 8.01 Other Events.

Conversion

On June 27, 2014, COO, an Oklahoma limited liability company, converted to SSE, an Oklahoma corporation (the “Conversion”), by filing a certificate of conversion and a certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Oklahoma. In connection with the Conversion, SSE also adopted Bylaws (“Bylaws”).

The Certificate of Incorporation provides that SSE’s shareholders may act at an annual or special meeting of shareholders and, to the extent permitted by law, may also act by written consent. The Bylaws provide that only a majority of SSE directors or the chairman of the board of directors may call a special meeting of the board of directors or the shareholders of SSE. The Certificate of Incorporation also includes a forum selection clause designating the state district court or federal district courts in Oklahoma County, Oklahoma as the sole and exclusive forum for derivative actions, actions asserting a claim for breach of fiduciary duties and certain other matters.

The Certificate of Incorporation provides that the number of directors will be fixed exclusively by, and may be increased or decreased exclusively by, the board of directors of SSE from time to time, but will not be less than three nor more than nine, which limits require approval of 66 2⁄3% of the voting power of SSE’s voting stock to amend. The Certificate of Incorporation and Bylaws provide that directors may be removed only for cause and by a vote of at least 50% of the voting power of SSE’s outstanding voting stock. A vacancy on the board of directors may be filled by a vote of a majority of the directors in office, and a director appointed to fill a vacancy serves for the remainder of the term of the director in which the vacancy occurred, except that if SSE’s shareholders remove an incumbent director for cause, the resulting vacancy may be filled by the shareholders at that time.

The Bylaws contain advance notice and other procedural requirements that apply to shareholder nominations of persons for election to SSE’s board of directors at any annual or special meeting of shareholders and to shareholder proposals that shareholders take any other action at any annual meeting. In the case of any annual meeting, a shareholder proposing to nominate a person for election to SSE’s board of directors or proposing that any other action be taken must give SSE’s corporate secretary written notice of the proposal not less than 90 days and not more than 120 days before the anniversary of the date of the immediately preceding annual meeting of shareholders. These shareholder proposal deadlines are subject to exceptions if the pending annual meeting date is more than 30 days prior to or more than 30 days after the anniversary of the immediately preceding annual meeting. If the chairman of SSE’s board of directors or a majority of SSE’s board of directors calls a special meeting of shareholders for the election of directors, a shareholder proposing to nominate a person for that election must give SSE’s corporate secretary written notice of the proposal not earlier than 120 days prior to that special meeting and not later than the last to occur of (1) 90 days prior to that special meeting or (2) the 10th day following the day we publicly disclose the date of the special meeting. The Bylaws prescribe specific information that any such shareholder notice must contain.

The Certificate of Incorporation and Bylaws provide that SSE shareholders may adopt, amend and repeal the Bylaws at any regular or special meeting of shareholders by a vote of at least 66 2⁄3% of the voting power of its outstanding voting stock, provided the notice of intention to adopt, amend or repeal the Bylaws has been included in the notice of that meeting. The Certificate of Incorporation also confers on SSE’s board of directors the power to adopt, amend or repeal the Bylaws with the affirmative vote of a majority of the directors then in office.

The Certificate of Incorporation authorizes SSE’s board of directors, without the approval of its shareholders, to provide for the issuance of all or any shares of SSE’s preferred stock in one or more series and to determine the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series. The issuance of shares of preferred stock or rights to purchase shares of our preferred stock could discourage an unsolicited acquisition proposal. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of our common shareholders.

The foregoing descriptions of the Certificate of Incorporation and Bylaws are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Press Release Announcing Completion of the Spin-off

On July 1, 2014, SSE issued a press release announcing completion of the Spin-off, a copy of which is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Master Separation Agreement, dated as of June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation.

3.1	Certificate of Incorporation of Seventy Seven Energy Inc.

3.2	Bylaws of Seventy Seven Energy Inc.

4.1	Supplemental Indenture, dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., Seventy Seven Operating LLC and The Bank of New York Mellon Trust Company N.A.

4.2	Indenture dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Wells Fargo Bank, National Association.

4.3	Form of 6.5% Senior Note due 2022 (included in Exhibit 4.2).

10.1	Tax Sharing Agreement, dated June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation.

10.2	Employee Matters Agreement, dated June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation.

10.3	Transition Services Agreement, dated as of June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation.

10.4	Services Agreement (hydraulic fracturing), dated June 25, 2014, by and between Performance Technologies, L.L.C. and Chesapeake Operating, Inc.

10.5	Term Loan Credit Agreement, dated June 25, 2014, by and among Chesapeake Oilfield Operating, L.L.C., Seventy Seven Operating LLC, as borrower, Bank of America, N.A., as administrative agent and the lenders named therein.

10.6	ABL Credit Agreement, dated June 25, 2014, by and among Nomac Drilling, L.L.C., Performance Technologies, L.L.C., Great Plains Oilfield Rental, L.L.C., Hodges Trucking Company, L.L.C. and Oilfield Trucking Solutions, L.L.C., as borrowers, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association and Bank of America, N.A., as joint lead arrangers and joint book runners, Bank of America, N.A., as syndication agent, Credit Agricole Corporate and Investment Bank and SunTrust Bank, as co-documentation agents, and the lenders named therein.

10.7	Registration Rights Agreement, dated as of June 2, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Merrill Lynch, Pierce Fenner & Smith Incorporated.

10.8	Seventy Seven Energy Inc. 2014 Incentive Plan.

99.1	Press Release dated July 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE OILFIELD OPERATING, L.L.C.

By:	/s/ CARY D. BAETZ
Cary D. Baetz
Chief Financial Officer

Date: July 1, 2014

EXHIBIT INDEX

Exhibit Number	Description
2.1	Master Separation Agreement, dated as of June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation.

3.1	Certificate of Incorporation of Seventy Seven Energy Inc.

3.2	Bylaws of Seventy Seven Energy Inc.

4.1	Supplemental Indenture, dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C., Chesapeake Oilfield Finance, Inc., Seventy Seven Operating LLC and The Bank of New York Mellon Trust Company N.A.

4.2	Indenture dated June 26, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Wells Fargo Bank, National Association.

4.3	Form of 6.5% Senior Note due 2022 (included in Exhibit 4.2).

10.1	Tax Sharing Agreement, dated June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation.

10.2	Employee Matters Agreement, dated June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation.

10.3	Transition Services Agreement, dated as of June 25, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Chesapeake Energy Corporation.

10.4	Services Agreement (hydraulic fracturing), dated June 25, 2014, by and between Performance Technologies, L.L.C. and Chesapeake Operating, Inc.

10.5	Term Loan Credit Agreement, dated June 25, 2014, by and among Chesapeake Oilfield Operating, L.L.C., Seventy Seven Operating LLC, as borrower, Bank of America, N.A., as administrative agent and the lenders named therein.

10.6	ABL Credit Agreement, dated June 25, 2014, by and among Nomac Drilling, L.L.C., Performance Technologies, L.L.C., Great Plains Oilfield Rental, L.L.C., Hodges Trucking Company, L.L.C. and Oilfield Trucking Solutions, L.L.C., as borrowers, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association and Bank of America, N.A., as joint lead arrangers and joint book runners, Bank of America, N.A., as syndication agent, Credit Agricole Corporate and Investment Bank and SunTrust Bank, as co-documentation agents, and the lenders named therein.

10.7	Registration Rights Agreement, dated as of June 2, 2014, by and between Chesapeake Oilfield Operating, L.L.C. and Merrill Lynch, Pierce Fenner & Smith Incorporated.

10.8	Seventy Seven Energy Inc. 2014 Incentive Plan.

99.1	Press Release dated July 1, 2014.